EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


          Alanco Environmental Services, Inc.
          4110 N. Scottsdale Road
          Scottsdale, AZ

          Alanco Environmental Manufacturing, Inc.
          Hwy 73 South
          Falls City, NE

          Fry Guy, Inc.
          6275 Harrison Drive
          Las Vegas, NV

          Alanco Financial Services Corporation
          4110 N. Scottsdale Road
          Scottsdale, AZ

          Unique Systems, Inc.
          d.b.a. National Affiliated Adjustment Company
          5333 Arville
          Las Vegas, NV

          Alanco Environmental Technology Corporation (Beijing)
          No. 14 Zhan Lan Guan Rd.
          Beijing, P.R. China